UNITED STATES SECURITIES AND EXCHAGE COMMISSION
                             Washington, D.C. 20549

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                                    Form 8-K

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                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

                Date of Report (Date of earliest event reported):
                                February 22, 2005

                               TELULAR CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                    0-23212                 36-3885440
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 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)               File No.)           Identification No.)


              647 N. Lakeview Parkway, Vernon Hills, Illinois 60061
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (847) 247-9400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFO 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 5 - Corporate Governance And Management

Item 5.02 Departure Of Directors Or Principal Officers: Election Of Directors; Appointment Of Principal Officers

     Kenneth E. Millard resigned as Chairman of the Board, Chief Executive Officer and President and as a Director, effective February 21, 2005.

     His resignation is being considered a termination of his employment by the Company without Cause for purposes of his employment agreement. Mr. Millard will receive continuation of his annual salary at its current rate for an additional two months, through April 22, 2005, during which period Mr. Millard will provide the Company, at no additional charge, certain consulting services in order to facilitate an orderly transition. At the end of the two-month period, in accordance with his employment agreement, Mr. Millard will receive a severance payment equal to one-year's salary of $400,000. He will also be entitled to receive any accrued and unpaid bonuses and any expense reimbursements to which he is entitled in accordance with company policies, and paid medical insurance and reimbursement for certain medical expenses through April 22, 2006. The Company has agreed that he may retain the full amount of the $100,000 retention bonus paid to him on January 19, 2005, notwithstanding the repayment provisions related to that bonus. In addition, his outstanding vested stock options will remain exercisable for six months after April 22, 2005, while his unvested stock options will terminate.

     John E. Berndt was elected Chief Executive Officer, President and Chairman of the Board, effective February 21, 2005.

     Mr. Berndt, age 64, has served as a Director of the Company since December 1996 and has been the Lead Independent Director since August 2003. Mr. Berndt retired from Sprint Corporation on September 30, 2000. From 1998 to September 2000, Mr. Berndt was President of Sprint International, an operating unit of Sprint Corporation. From 1997 to 1998, Mr. Berndt was President of Fluor Daniel Telecom, an operating company of the Fluor Daniel Corporation. Mr. Berndt was President of AT&T New Business Development/Multimedia Ventures from 1993 until the spin-off of Lucent Technologies from AT&T occurred in 1996. Mr. Berndt was employed by AT&T since 1963 and was President of its Business Services Business Unit from 1991 until 1993 and President of the International Communications Services Business Unit from 1987 until 1991. Mr. Berndt is a member of the Council on Foreign Relations, the Dallas Committee on Foreign Relations and served on the U.S. Trade Representative's Services Policy Advisory Commission from 1987 until 1993. Mr. Berndt is Chairman of the Board of MetaSolv, Inc. and Thunderbird, the Garvin School of International Management. Mr. Berndt is a director of Calence, Inc., and a former member of the Board of Directors for the University of Wisconsin Foundation.

     The Company has not yet entered into an employment agreement with Mr. Berndt but expects to do so.


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


Item 7.01  Regulation RD Disclosure

On February 22, 2005, the Company issued a press release announcing the resignation of Kenneth Millard as President, Chief Executive Officer and Chairman of the Board and as a member of the Board, the appointment of John Berndt as President, Chief Executive Officer, and Chairman of the Board. The full text of the company's press release is attached hereto as Exhibit 99.1.


Item 9.01  Financial Statements and Exhibits.

     (c)       Exhibits.

Exhibit No.                        Description
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99.1                               February 22, 2005, Press Release by Telular
                                   Corporation



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TELULAR CORPORATION


Dated: February 22, 2005                         By: /s/ John E. Berndt
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                                                         John E. Berndt
                                                     Chief Executive Officer and
                                                           President




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